EXHIBIT 11

                  CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                        (Dollars and shares in thousands)

                                                          (Unaudited)
                                                      Three months ended
                                                            April 30,
                                                      1996             1995
                                                      ----             ----

NET INCOME                                           $3,646           $3,175
                                                      =====            =====

Weighted average number of common shares
   outstanding                                        6,283            5,967
Effect of shares issuable under stock
   option plan                                          265              428
                                                      -----            -----


WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING (PRIMARY)                              6,548            6,395
                                                      =====            =====

NET INCOME PER COMMON AND COMMON
   EQUIVALENT SHARE (PRIMARY)                        $  .56           $  .50
                                                      =====            =====


Weighted average number of common shares
   outstanding                                        6,283            5,967
Effect of shares issuable under stock
   option plan                                          266              428
                                                      -----            -----

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING  (FULLY DILUTED)                       6,549            6,395
                                                      =====            =====

NET INCOME PER COMMON AND COMMON
   EQUIVALENT SHARE (FULLY DILUTED)                  $  .56           $  .50
                                                      =====            =====

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